SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of report: September 24, 2004

                              AMICI VENTURES, INC.
               (Exact Name of Registrant as Specified in Charter)

            New York                  333-60958               13-3963541
    (State of Incorporation)   (Commission File Number)     (IRS Employer
                                                          Identification No.)

                511 W. 25th Street, Suite 503, New York, New York
               (Address of principal executive offices)(Zip Code)

                                  212-414-9600
              (Registrant's telephone number, including area code)

                                       N/A
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant.

      Effective February 14, 2003, Richard M. Prinzi, Jr. CPA ("RMP"), the principal independent accountant of Amici Ventures, Inc. (the "Company") completed his duties and responsibilities with respect to the Company and performed no further work for the Company. The report of RMP on the Company's financial statements for the six month period ended December 31, 2002 and the prior two years did not contain any adverse opinions or disclaimers of opinion. Nor were any reports modified as to uncertainty, audit scope, or accounting principles.

            There was no decision to change accountants that was recommended or approved by the Company's Board of Directors or any committee thereof.

            The Company did not have any disagreements with RMP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, procedures or reportable events.

            The Company has provided RMP with a copy of this Form 8K. A letter from RMP to the Securities and Exchange Commission has been included as an Exhibit hereto.

            On May 17, 2004, the Company engaged Livingston, Wachtell & Co., LLP as the principal accountant to audit the Company's financial statements for the year ended 6/30/2003 and for the quarters ended 3/31/03, 9/30/03, 12/31/03 and 3/31/04, and the Company plans to engage Livingston, Wachtell & Co.


By: /s/ James S. Cardwell
    James S. Cardwell, CFO

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amici Ventures, Inc.
(Registrant)

Dated: September 24, 2004


/s/ Victoria Maxwell
Victoria Maxwell, Secretary